Exhibit 3.2 PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU Articles of Amendment-Domestic Corporation (15 Pa.C.S.) Entity Number ___X___Business Corporation (§ 1915) ___Nonprofit Corporation (§ 5915) Name Document will be returned to the name and address you KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP enter to the left. Address 535 Smithfield Street, Oliver Building City State Zip Code Pittsburgh, PA 15222 COUNTER PICK-UP Fee: $70 Filed in the Department of State on Secretary of the Commonwealth In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that: 1. The name of the corporation is: Mylan Laboratories Inc. 2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department): (a) Number and Street City State Zip County (b) Name of Commercial Registered Office Provider County c/o Corporation Service Company Dauphin 3. The statute by or under which it was incorporated: The PA Business Corporation Law of 1933, as amended.

DSCB:15-1915/5915-2 4. The date of its incorporation: 8-31-1970 5. Check, and if appropriate complete, one of the following: ___The amendment shall be effective upon filing these Articles of Amendment in the Department of State. ___X___The amendment shall be effective on: October 2, 2007 at 12:01 a.m. Date Hour 6. Check one of the following: ___The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a). ___X___The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b). 7. Check, and if appropriate, complete one of the following: ___The amendment adopted by the corporation, set forth in full, is as follows: ___X___The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof. 8. Check if the amendment restates the Articles: ___The restated Articles of Incorporation supersede the original articles and all amendments thereto.

DSCB:15-1915/5915-3 IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 28th day of September, 2007. MYLAN LABORATORIES INC. Name of Corporation /s/ David L. Kennedy Signature Vice President Title

EXHIBIT A
TO
ARTICLES OF AMENDMENT
Mylan Laboratories Inc.
NOW, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of the Corporation be amended by deleting in its entirety Article No. 1 and substituting therefore the following provision so that, as amended, said Article shall be read in its entirety as follows:
1.	“The name of the Corporation is Mylan Inc.”

Department of State
Corporation Bureau
P.O. Box 8722
Harrisburg, PA 17105-8722
(717) 787-1057
web site: www.dos.state.pa.us/corp.htm
Instructions for Completion of Form:
A.	Typewritten is preferred. If not, the form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $70 made payable to the Department of State.

B.	Under 15 Pa.C.S. § 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

C.	The following, in addition to the filing fee, shall accompany this form:
(1)	Two copies of a completed form DSCB:15-134B (Docketing Statement-Changes).

(2)	Any necessary copies of form DSCB:17.2.3 (Consent to Appropriation or Use of Similar Name) shall accompany Articles of Amendment effecting a change of name and the change in name shall contain a statement of the complete new name.

(3)	Any necessary governmental approvals.
D.	Nonprofit Corporations: If the action was authorized by a body other than the board of directors Paragraph 6 should be modified accordingly.

E.	This form and all accompanying documents shall be mailed to the above stated address.

F.	To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.